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                                                                 Exhibit 2.14

                            CERTIFICATE OF MERGER

                                      OF

                              AURORA FOODS INC.

                                WITH AND INTO

                                 A FOODS INC.

                                 * * * * * *


       The undersigned corporations do hereby certify that:

     FIRST: The constituent corporations to the merger (the "MERGER") are Aurora Foods, Inc. a Maryland corporation and A Foods, Inc., a Delaware corporation.

     SECOND: An Agreement of Merger ("the "MERGER AGREEMENT") was approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation is A Foods Inc., a Delaware corporation.

     FOURTH: The Certificate of Incorporation of A Foods Inc., as the surviving corporation of the Merger, is amended to change the name of the corporation to "Aurora Foods Inc." and, as so amended, the Certificate of Incorporation of A Foods Inc. is the Certificate of Incorporation of the Surviving Corporation.

     FIFTH: The executed Merger Agreement will be furnished by the surviving corporation at 456 Montgomery Street, Suite 2200, San Francisco, California 94104.

    SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation on request and without cost, to any stockholder of either of the constituent corporations.

    SEVENTH: The authorized capital stock of Aurora Foods Inc., a Maryland corporation, consists of 100,000 shares, $1.00 par value per shares, all of one class. The aggregate par value of all authorized shares having a par value is $100,000.00


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     IN WITNESS WHEREOF, the undersigned has executed this Certificate this
__ day of _________, 1998.



                                       AURORA FOODS INC.

                                       By______________________
                                         Name:
                                         Title:


                                       A FOODS INC.

                                       By______________________
                                         Name:
                                         Title: